Exhibit 17.3


KNOW ALL PERSONS BY THESE PRESENTS that the undersigned shareholders of Federated Global Value Fund (the "Global Value Fund"), a portfolio of Federated World Investment Series, Inc. (the "Corporation"), hereby appoint Heather A. Eastgate, Maureen Ferguson, Alecia A. Allison, Todd Zerega and William Haas or any one of them, true and lawful attorneys, with the power of substitution of each, to vote all shares of the Global Value Fund which the undersigned is entitled to vote at the Special Meeting of Shareholders (the "Special Meeting") to be held on October 22, 2004, at 5800 Corporate Drive, Pittsburgh, Pennsylvania, at 2:00 p.m., and at any adjournment thereof.

The attorneys named will vote the shares represented by this proxy in accordance with the choices made on this ballot. If no choice is indicated as to the item, this proxy will be voted affirmatively on the matter. Discretionary authority is hereby conferred as to all other matters as may properly come before the Special Meeting or any adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL.

To approve or disapprove an Agreement and Plan of Reorganization


FOR               [   ]

AGAINST           [   ]

ABSTAIN           [   ]

                            APPROVAL OR DISAPPROVAL OF A PROPOSED AGREEMENT AND PLAN OF REORGANIZATION pursuant to which Federated International Value Fund (the "International Value Fund") would acquire all of the assets of the Global Value Fund in exchange for Class A, b AND C Shares of the International Value Fund to be distributed pro rata by the Global Value Fund to holders of its Class A, B and C shares, in complete liquidation and termination of the Global Value Fund.


YOUR VOTE IS IMPORTANT

                                                Please complete, sign and
                                                return this card as soon as
                                                possible.


                                                Dated



                                                Signature



Please sign this proxy exactly as your name appears on the books of the Corporation. Joint owners should each sign personally. Directors and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
 You may also vote your shares by touchtone phone by calling 1-800-690-6903, or through the Internet at www.proxyvote.com.
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Exhibit 17.4


KNOW ALL PERSONS BY THESE PRESENTS that the undersigned shareholders of Federated European Equity Fund (the "European Equity Fund"), a portfolio of Federated World Investment Series, Inc. (the "Corporation"), hereby appoint Leanna Norris, Maureen Ferguson, Alecia A. Allison, Todd Zerega and William Haas or any one of them, true and lawful attorneys, with the power of substitution of each, to vote all shares of the European Equity Fund which the undersigned is entitled to vote at the Special Meeting of Shareholders (the "Special Meeting") to be held on October 22, 2004, at 5800 Corporate Drive, Pittsburgh, Pennsylvania, at 2:00 p.m., and at any adjournment thereof.

The attorneys named will vote the shares represented by this proxy in accordance with the choices made on this ballot. If no choice is indicated as to the item, this proxy will be voted affirmatively on the matter. Discretionary authority is hereby conferred as to all other matters as may properly come before the Special Meeting or any adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL.

To approve or disapprove an Agreement and Plan of Reorganization


FOR               [   ]

AGAINST           [   ]

ABSTAIN           [   ]

                            APPROVAL OR DISAPPROVAL OF A PROPOSED AGREEMENT AND PLAN OF REORGANIZATION pursuant to which Federated International Capital Appreciation Fund (the "International Capital Appreciation Fund") would acquire all of the assets of the European Equity Fund in exchange for Class A, b AND C Shares of the International Capital Appreciation Fund to be distributed pro rata by the European Equity Fund to holders of its Class A, B and C shares, in complete liquidation and termination of the European Equity Fund.


YOUR VOTE IS IMPORTANT

                                                Please complete, sign and
                                                return this card as soon as
                                                possible.


                                                Dated



                                                Signature



Please sign this proxy exactly as your name appears on the books of the Corporation. Joint owners should each sign personally. Directors and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
 You may also vote your shares by touchtone phone by calling 1-800-690-6903, or through the Internet at www.proxyvote.com.

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